Exhibit 99.1

GlyEco Announces Completion of Quality,
Research, and Development Laboratory

ROCK HILL, SC / ACCESSWIRE / September 29, 2016 / – A leader in sustainable glycol solutions, GlyEco, Inc. ("GlyEco" or the "Company") (PINK SHEETS: GLYE), announced the completion of its Quality, Research, and Development Laboratory in Rock Hill, South Carolina. The laboratory, located in GlyEco’s Innovation Studio, is used to support GlyEco’s Quality Control & Assurance Program, develop new products, enhance its customer training platform, identify and onboard alternative glycol feedstock streams, and reduce the cost of processing waste materials entering its facilities.

GlyEco’s President and CEO, Grant Sahag, stated, “One of our objectives in 2016 is to advance our intellectual property. We have formed the GlyEco Innovation Studio and rolled out our testing and R&D lab in Rock Hill to support customers, develop technology, and provide glycol testing to our industry partners. We are dedicated to being a thought leader in the glycol space, and the lab will further institutionalize our intellectual property, advance our expertise in glycol recycling and antifreeze sales, and reduce our cost to develop, secure, and analyze incoming glycol waste streams. The Innovation Studio is a gathering place for employees and stakeholders to create and collaborate in the interest of advancing technology in our business and industry—furthering the mission of GlyEco University.” Mr. Sahag continued, “The capital invested in our laboratory helps realize our goal of providing high-quality products through a fully integrated solutions platform, while furthering our long-term commitment to innovation.”

GlyEco’s Vice President of Quality and Research, Wayne Merrifield, commented, “GlyEco is a glycol solutions provider, and as a cornerstone of our strategic and tactical goals, the investment into our own laboratory provides a strong competitive advantage for our company. The lab is equipped with state-of-the-art instrumentation comparable to that utilized in the largest world class industrial labs. Our expanded lab capabilities will be utilized to enhance product quality through timely and sophisticated testing, and solidify our three-tiered quality control and assurance program. We continue to integrate technology developed in the field with innovations identified here in South Carolina. These advancements will improve our product quality and support a broader range of customers as we move up the value chain.”

About GlyEco, Inc.

GlyEco is a collector, manufacturer, and distributor of glycol products sold to automotive and industrial customers throughout the United States. Our six facilities deliver superior quality glycol products through a fully-integrated solutions platform. We are dedicated to providing solutions, not just products: consistent, timely, and customized service; environmentally safe handling of waste; product and technology education; and technical performance support.

For further information, please visit: http://www.glyeco.com

To partner or to start a project with us, please visit: Start a Project with GlyEco!

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including, increased competition; the ability of the Company to expand its operations through either acquisitions or internal growth, to attract and retain qualified professionals, and to expand commercial relationships; technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:

GlyEco, Inc.

Ian Rhodes

Chief Financial Officer

irhodes@glyeco.com

866-960-1539